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                                                                    EXHIBIT 2.2


        [NOTE: THE SHARE NUMBERS REFLECT COMPLETION OF A PROPOSED 5-FOR-1
                              REVERSE STOCK SPLIT]


                          AGREEMENT AND PLAN OF MERGER


         THIS AGREEMENT AND PLAN OF MERGER dated as of July , 1996 (the "AGREEMENT") is between Raster Graphics, Inc., a California corporation ("RASTER GRAPHICS CALIFORNIA"), and Raster Graphics, Inc., a Delaware corporation and a wholly-owned subsidiary of Raster Graphics California ("RASTER GRAPHICS DELAWARE"). Raster Graphics Delaware and Raster Graphics California are sometimes referred to herein as the "CONSTITUENT CORPORATIONS."

                                    RECITALS

         A. Raster Graphics Delaware is a corporation duly organized and existing under the laws of the State of Delaware and has an authorized capital of 14,030,000, $0.001 par value, 8,000,000 of which are designated "Common Stock" and 6,030,000 of which are designated "Preferred Stock." Of such authorized shares of Preferred Stock, 320,000 shares are designated "Series A Preferred Stock," 1,050,000 shares are designated "Series B Preferred Stock" and 4,660,000 shares are designated "Series C Preferred Stock." As of the date hereof, 1,000 shares of Raster Graphics Delaware Common Stock were issued and outstanding, all of which are held by Raster Graphics California, and no shares of Raster Graphics Delaware Preferred Stock were issued and outstanding.

         B. Raster Graphics California is a corporation duly organized and existing under the laws of the State of California and has an authorized capital of 14,030,000, none of which has any par value. Of such authorized capital, 8,000,000 shares are designated "'Common Stock" and 6,030,000 shares are designated "Preferred Stock." Of such authorized shares of Preferred Stock, 320,000 shares are designated "Series A Preferred Stock," 1,050,000 shares are designated "Series B Preferred Stock" and 4,660,000 shares are designated "Series C Preferred Stock." As of the date hereof, 446,277 shares of Common Stock, 320,000 shares of Series A Preferred Stock, 1,024,000 shares of Series B Preferred Stock and 4,548,731 shares of Series C Preferred Stock were issued and outstanding.

         C. The Board of Directors of Raster Graphics California has determined that, for the purpose of effecting the reincorporation of Raster Graphics California in the State of Delaware, it is advisable and in the best interests of Raster Graphics California and its shareholders that Raster Graphics California merge with and into Raster Graphics Delaware upon the terms and conditions herein provided.

         D. The respective Boards of Directors of Raster Graphics Delaware and Raster Graphics California, the shareholders of Raster Graphics California and the sole
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shareholder of Raster Graphics Delaware have approved this Agreement and have directed that this Agreement be executed by the undersigned officers.

         NOW, THEREFORE, in consideration of the mutual agreements and covenants set forth herein, Raster Graphics Delaware and Raster Graphics California hereby agree, subject to the terms and conditions hereinafter set forth, as follows:

                                    I. MERGER

         1.1 Merger. In accordance with the provisions of this Agreement, the Delaware General Corporation Law and the California General Corporation Law, Raster Graphics California shall be merged with and into Raster Graphics Delaware (the "MERGER"), the separate existence of Raster Graphics California shall cease and Raster Graphics Delaware shall be, and is herein sometimes referred to as, the "SURVIVING CORPORATION," and the name of the Surviving Corporation shall be "Raster Graphics, Inc."

         1.2 Filing and Effectiveness. The Merger shall become effective when the following actions shall have been completed:

                  (a) This Agreement and the Merger shall have been adopted and approved by the shareholders of each Constituent Corporation in accordance with the requirements of the Delaware General Corporation Law and the California General Corporation Law;

                  (b) All of the conditions precedent to the consummation of the Merger specified in this Agreement shall have been satisfied or duly waived by the party entitled to satisfaction thereof;

                  (c) An executed Agreement of Merger or an executed counterpart of this Agreement and related required certificates meeting the requirements of the Delaware General Corporation Law shall have been filed with the Secretary of State of the State of Delaware; and

                  (d) An executed Agreement of Merger or an executed counterpart of this Agreement and related required certificates meeting the requirements of the California General Corporation Law shall have been filed with the Secretary of State of the State of California.

         The date and time when the Merger shall become effective, as aforesaid, is herein called the "EFFECTIVE DATE OF THE MERGER."

         1.3 Effect of the Merger. Upon the Effective Date of the Merger, the separate existence of Raster Graphics California shall cease and Raster Graphics Delaware, as the Surviving Corporation, (a) shall continue to possess all of its assets, rights, powers and property as constituted immediately prior to the Effective Date of the Merger, (b) shall be subject to all actions previously taken by its and Raster Graphics California's Boards of Directors, (c) shall succeed, without other transfer, to all of the assets, rights, powers and


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property of Raster Graphics California in the manner as more fully set forth in
Section 259 of the Delaware General Corporation Law, (d) shall continue to be subject to all of its debts, liabilities and obligations as constituted immediately prior to the Effective Date of the Merger, and (e) shall succeed, without other transfer, to all of the debts, liabilities and obligations of Raster Graphics California in the same manner as if Raster Graphics Delaware had itself incurred them, all as more fully provided under the applicable provisions of the Delaware General Corporation Law and the California General Corporation Law.

                  II. CHARTER DOCUMENTS, DIRECTORS AND OFFICERS

         2.1 Certificate of Incorporation. The Certificate of Incorporation of Raster Graphics Delaware shall be the Certificate of Incorporation of the Surviving Corporation until duly amended in accordance with the provisions thereof and applicable law.

         2.2 Bylaws. The Bylaws of Raster Graphics Delaware as in effect immediately prior to the Effective Date of the Merger shall continue in full force and effect as the Bylaws of the Surviving Corporation until duly amended in accordance with the provisions thereof and applicable law.

         2.3 Directors and Officers. The directors and officers of Raster Graphics Delaware immediately prior to the Effective Date of the Merger shall be the directors and officers of the Surviving Corporation until their successors shall have been duly elected and qualified or until as otherwise provided by law, the Certificate of Incorporation of the Surviving Corporation or the Bylaws of the Surviving Corporation.

                       III. MANNER OF CONVERSION OF STOCK

         3.1 Raster Graphics California Common Stock. Upon the Effective Date of the Merger, each one share of Raster Graphics California Common Stock issued and outstanding immediately prior thereto shall, by virtue of the Merger and without any action by the Constituent Corporations, the holder of such share or any other person, be converted into and exchanged for one fully paid and nonassessable share of Common Stock, $0.001 par value, of Raster Graphics Delaware.

         3.2 Raster Graphics California Preferred Stock. Upon the Effective Date of the Merger, each one share of Raster Graphics California Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock issued and outstanding immediately prior thereto shall, by virtue of the Merger and without any action by the Constituent Corporations, the holder of such shares or any other person, be converted into and exchanged for one fully paid and nonassessable share of Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock of Raster Graphics Delaware, $0.001 par value, respectively, having such rights, preferences and privileges as set forth in the Certificate of Incorporation of Raster Graphics Delaware, which shares of Preferred Stock shall be convertible into shares of Raster Graphics Delaware's Common Stock,


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$.001 par value, according to the terms of the Certificate of Incorporation of
Raster Graphics Delaware.

         3.3 Raster Graphics California Options, Stock Purchase Rights, Convertible Securities and Warrants. Upon the Effective Date of the Merger, Raster Graphics Delaware shall assume the obligations of Raster Graphics California under Raster Graphics California's 1988 Stock Option Plan, 1988 Stock Purchase Plan and all other employee benefit plans of Raster Graphics California, including outstanding stock options of Raster Graphics California. Each outstanding and unexercised option, other right to purchase or security convertible into Raster Graphics California Common Stock or Preferred Stock or warrant to purchase Raster Graphics California Common Stock or Preferred Stock shall become an option, right to purchase, security convertible into or warrant to purchase Raster Graphics Delaware's Common Stock or Preferred Stock, respectively, on the basis of one share of Raster Graphics Delaware's Common Stock or Preferred Stock, for each one share of Raster Graphics California Common Stock or Preferred Stock, respectively, issuable pursuant to any such option, stock purchase right, convertible security or warrant, on the same terms and conditions and at an aggregate exercise price equal to the exercise price applicable to any such Raster Graphics California option, stock purchase right, other convertible security or warrant at the Effective Date of the Merger.

         A number of shares of Raster Graphics Delaware's Common Stock and Preferred Stock shall be reserved for issuance upon the exercise of options, stock purchase rights, convertible securities and warrants (including Preferred Stock) on the basis of one share of Raster Graphics Delaware Common Stock and Preferred Stock for one share of Raster Graphics California Common Stock and Preferred Stock so reserved immediately prior to the Effective Date of the Merger.

         3.4 Raster Graphics Delaware Common Stock. Upon the Effective Date of the Merger, each share of Common Stock, $0.001 par value, of Raster Graphics Delaware issued and outstanding immediately prior thereto shall, by virtue of the Merger and without any action by Raster Graphics Delaware, the holder of such shares or any other person, be canceled and returned to the status of authorized but unissued shares.

         3.5 Exchange of Certificates. After the Effective Date of the Merger, each holder of an outstanding certificate representing shares of Raster Graphics California Common Stock or Preferred Stock may, at such shareholder's option, surrender the same for cancellation to the transfer agent and registrar for the Common Stock of Raster Graphics Delaware, as exchange agent (the "EXCHANGE AGENT"), and each such holder shall be entitled to receive in exchange therefor a certificate or certificates representing the number of shares of the appropriate class and series of Raster Graphics Delaware's capital stock into which the surrendered shares were converted as herein provided. Until so surrendered, each outstanding certificate theretofore representing shares of Raster Graphics California capital stock shall be deemed for all purposes to represent the number of whole shares of the appropriate class and series of Raster Graphics Delaware's capital


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stock into which such shares of Raster Graphics California capital stock were converted in the Merger.

         The registered owner on the books and records of Raster Graphics Delaware or the Exchange Agent of any such outstanding certificate shall, until such certificate shall have been surrendered for transfer or conversion or otherwise accounted for to Raster Graphics Delaware or the Exchange Agent, have and be entitled to exercise any voting and other rights with respect to and to receive dividends and other distributions upon the shares of capital stock of Raster Graphics Delaware represented by such outstanding certificate as provided above.

         Each certificate representing capital stock of Raster Graphics Delaware so issued in the Merger shall bear the same legends, if any, with respect to the restrictions on transferability as the certificates of Raster Graphics California so converted and given in exchange therefor, unless otherwise determined by the Board of Directors of Raster Graphics Delaware in compliance with applicable laws.

         If any certificate for shares of Raster Graphics Delaware stock is to be issued in a name other than that in which the certificate surrendered in exchange therefor is registered, it shall be a condition of issuance thereof that the certificate so surrendered shall be properly endorsed and otherwise in proper form for transfer, that such transfer otherwise be proper and that the person requesting such transfer pay to the Exchange Agent any transfer or other taxes payable by reason of the issuance of such new certificate in a name other than that of the registered holder of the certificate surrendered or establish to the satisfaction of Raster Graphics Delaware that such tax has been paid or is not payable.

                                   IV. GENERAL

         4.1 Covenants of Raster Graphics Delaware. Raster Graphics Delaware covenants and agrees that it will, on or before the Effective Date of the
Merger:

                  (a) File any and all documents with the California Franchise Tax Board necessary for the assumption by Raster Graphics Delaware of all of the franchise tax liabilities of Raster Graphics California; and

                  (b) Take such other actions as may be required by the California General Corporation Law.

         4.2 Further Assurances. From time to time, as and when required by Raster Graphics Delaware or by its successors or assigns, there shall be executed and delivered on behalf of Raster Graphics California such deeds and other instruments, and there shall be taken or caused to be taken by Raster Graphics Delaware and Raster Graphics California such further and other actions as shall be appropriate or necessary in order to vest or perfect in or conform of record or otherwise by Raster Graphics Delaware the title to and possession of all the property, interests, assets, rights, privileges, immunities,



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powers, franchises and authority of Raster Graphics California and otherwise to carry out the purposes of this Agreement, and the officers and directors of Raster Graphics Delaware are fully authorized in the name and on behalf of Raster Graphics California or otherwise to take any and all such action and to execute and deliver any and all such deeds and other instruments.

         4.3 Abandonment. At any time before the Effective Date of the Merger, this Agreement may be terminated and the Merger may be abandoned for any reason whatsoever by the Board of Directors of either Raster Graphics California or Raster Graphics Delaware, or both, notwithstanding the approval of this Agreement by the shareholders of Raster Graphics California or by the sole shareholder of Raster Graphics Delaware, or by both.

         4.4 Amendment. The Boards of Directors of the Constituent Corporations may amend this Agreement at any time prior to the filing of this Agreement (or certificate in lieu thereof) with the Secretaries of State of the States of California and Delaware, provided that an amendment made subsequent to the adoption of this Agreement by the shareholders of either Constituent Corporation shall not: (a) alter or change the amount or kind of shares, securities, cash, property and/or rights to be received in exchange for or on conversion of all or any of the shares of any class or series thereof of such Constituent Corporation, (b) alter or change any term of the Certificate of Incorporation of the Surviving Corporation to be effected by the Merger, or (c) alter or change any of the terms and conditions of this Agreement if such alteration or change would adversely affect the holders of any class of shares or series of capital stock of such Constituent Corporation.

         4.5 Registered Office. The registered office of the Surviving Corporation in the State of Delaware is located at The Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, Delaware 19801, County of New Castle, and The Corporation Trust Company is the registered agent of the Surviving Corporation at such address.

         4.6 FIRPTA Notification.

                  (a) On or before the Effective Date of the Merger, Raster Graphics California shall deliver to Raster Graphics Delaware, as agent for the shareholders of Raster Graphics California, a properly executed statement in such form as reasonably requested by counsel for Raster Graphics California and conforming to the requirements of Treasury Regulation Section 1.897-2(h)(1)(i) (the "STATEMENT"). Raster Graphics Delaware shall, upon request, provide a copy thereof to any person that was a shareholder of Raster Graphics California immediately prior to the Merger. In consequence of the approval of the Merger by the shareholders of Raster Graphics California, as provided in Recital D hereof,
(i) such shareholders shall be considered to have requested that the Statement be delivered to Raster Graphics Delaware as their agent and (ii) Raster Graphics Delaware shall be considered to have received a copy of the Statement at the request of the Raster Graphics California shareholders for purposes of satisfying Raster Graphics Delaware's obligations under Treasury Regulation
Section 1.1445-2(c)(3).


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                  (b) Raster Graphics California shall deliver to the Internal
Revenue Service a notice regarding the Statement in accordance with the requirements of Treasury Regulation Section 1.897-2(h)(2).

         4.7 Expenses. Each party to the transactions contemplated by this Agreement (including, without limitation, Raster Graphics California, Raster Graphics Delaware and their respective shareholders) shall pay its own expenses, if any, incurred in connection with such transactions.

         4.8 Tax Opinion a Condition Precedent. The Merger shall not be consummated unless, on or prior to the Effective Date of the Merger, Raster Graphics California receives from Venture Law Group, A Professional Corporation ("VLG"), a written opinion that the Merger will qualify as a "reorganization" within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended. Such opinion shall be contingent on receipt by VLG of (a) certain representations from Raster Graphics California and Raster Graphics Delaware requested by VLG and (b) delivery by Raster Graphics California's shareholders as shall be designated by VLG of "Shareholder Continuity of Interest Certificates" in such form as requested by VLG.

         4.9 Agreement. Executed copies of this Agreement will be on file at the principal place of business of the Surviving Corporation at 3025 Orchard Parkway, San Jose, California 95134, and copies thereof will be furnished to any shareholder of either Constituent Corporation, upon request and without cost.

         4.10 Governing Law. This Agreement shall in all respects be construed, interpreted and enforced in accordance with and governed by the laws of the State of Delaware and, so far as applicable, the merger provisions of the California General Corporation Law.

         4.11 Counterparts. In order to facilitate the filing and recording of this Agreement, the same may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall constitute one and the same instrument.


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         IN WITNESS WHEREOF, this Agreement, having first been approved by resolutions of the Boards of Directors of Raster Graphics Delaware and Raster Graphics California, is hereby executed on behalf of each of such two corporations and attested by their respective officers thereunto duly authorized.

                                             RASTER GRAPHICS, INC., a Delaware
                                             corporation

                                             By:_______________________________

                                             Name:_____________________________

                                             Title:____________________________

ATTEST:


___________________________
Michael W. Hall,  Secretary


                                            RASTER GRAPHICS, INC., a California
                                            corporation

                                             By:_______________________________

                                             Name:_____________________________

                                             Title:____________________________

ATTEST:


___________________________
Michael W. Hall,  Secretary


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                              RASTER GRAPHICS, INC.
                           (Disappearing Corporation)

                              OFFICERS' CERTIFICATE


         Rakesh Kumar and Michael W. Hall certify that:

         1. They are the President and Chief Executive Officer and the Secretary, respectively, of Raster Graphics, Inc., a corporation organized under the laws of the State of California.

         2. The corporation has authorized two classes of stock, designated "Common Stock" and "Preferred Stock." Three series of Preferred Stock have been authorized, designated "Series A Preferred," "Series B Preferred" and "Series C Preferred Stock."

         3. There were 446,277 shares of Common Stock, 320,000 shares of Series A Preferred Stock, 1,024,000 shares of Series B Preferred Stock and 4,548,731 shares of Series C Preferred Stock, outstanding as of the record date (the "Record Date") of the shareholders' meeting at which the Agreement and Plan of Merger attached hereto (the "Merger Agreement") was approved.

         4. The principal terms of the Merger Agreement were approved by the Board of Directors and by the vote of a number of shares of each class and series of stock which equaled or exceeded the vote required.

         5. The number of shares voting in favor of the amendment equaled or exceeded the vote required, such required vote being (i) a majority of the outstanding shares of Common Stock and (ii) a majority of the outstanding shares of Series A, Series B and Series C Preferred Stock, voting together as a separate class.

         Rakesh Kumar and Michael W. Hall further declare under penalty of perjury under the laws of the State of California that each has read the foregoing certificate and knows the contents thereof and that the same is true of their own knowledge.

         Executed in San Jose, California on ___________________________ , 1996.


_________________________________________
Rakesh Kumar, President and
Chief Executive Officer


_________________________________________
Michael W. Hall, Secretary


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                              RASTER GRAPHICS, INC.
                             (Surviving Corporation)

                              OFFICERS' CERTIFICATE

         Rakesh Kumar and Michael W. Hall certify that:

         1. They are the President and Chief Executive Officer and the Secretary, respectively, of Raster Graphics, Inc., a corporation organized under the laws of the State of Delaware.

         2. The corporation has authorized two classes of stock, designated "Common Stock" and "Preferred Stock."

         3. There are 1,000 shares of Common Stock outstanding and entitled to vote on the Agreement and Plan of Merger attached hereto (the "Merger Agreement"). There are no shares of Preferred Stock outstanding.

         4. The principal terms of the Merger Agreement were approved by the Board of Directors and by the vote of a number of shares of each class and series of stock which equaled or exceeded the vote required.

         5. The percentage vote required was more than 50% of the votes entitled to be cast by holders of outstanding shares of Common Stock.

         Rakesh Kumar and Michael W. Hall further declare under penalty of perjury under the laws of the State of Delaware that each has read the foregoing certificate and knows the contents thereof and that the same is true of their own knowledge.

         Executed in San Jose, California on                         , 1996.


________________________________________
Rakesh Kumar, President and
Chief Executive Officer


________________________________________
Michael W. Hall, Secretary



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